Exhibit 23.2.1


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-87749 and 333-32342) of Answerthink, Inc. and to the incorporation by reference therein of our report dated December 17, 1999, with respect to the consolidated financial statements for the year ended December 31, 1998 of THINK New Ideas, Inc. included in Answerthink, Inc.'s Annual Report (Form 10-K) for the year ended December 29, 2000, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP

New York, New York
March 28, 2001